UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☒             Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Stem, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Your Vote Counts! STEM, INC. 2025 Annual Meeting Vote by June 3, 2025 11:59 PM ET BROADRIDGE CORPORATE SOLUTIONS C/O STEM, INC. P.O. BOX 1342 BRENTWOOD, NY 11717 V69033-P29911 You invested in STEM, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on June 4, 2025. Get informed before you vote View the Notice and Proxy Statement and Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 21, 2025. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyv ote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Vote Virtually at the Meeting* Point your camera here and June 4, 2025 9:00 a.m., Pacific Time vote without entering a control number Virtually at: www.virtualshareholdermeeting.com/STEM2025 *Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials at www.proxyvote.com or easily request a paper copy. We encourage you to access and review all of the important information contained in the proxy materials before voting. Please follow the instructions on the reverse side to vote on these important matters. Board Voting Items Recommends 1. To elect the two Class I director nominees for terms expiring in 2028 Nominees: 1a. Krishna Shivram For 1b. Laura D’Andrea Tyson For 2. To approve an amendment and restatement of the Stem, Inc. 2024 Equity Incentive Plan to increase the number of For shares available for issuance by 7,500,000 shares and to extend the plan term. 3. To approve, on a non-binding, advisory basis, the compensation of our named executive officers. For 4. To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for For the year ending December 31, 2025. 5. To approve an amendment to our Certificate of Incorporation to effect a reverse stock split of our common stock at a For reverse stock split ratio ranging from 10:1 to 20:1, inclusive. 6. To approve an amendment to our Certificate of Incorporation to effect a reduction in the total number of authorized For shares of our common stock (which is conditioned on approval and implementation of Proposal 5). 7. To approve an adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies. For NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. V69034-P29911